SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 9, 2000
                        ---------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                        001-8368                     51-0228924
--------------------------------------------------------------------------------
   (State of                   (Commission File No.)            (IRS Employer
    Incorporation)                                           Identification No.)


                         1301 Gervais Street, Suite 300,
                         Columbia, South Carolina 29201

          (Address of principal executive offices, including zip code)


                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                    ----------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On February 9, 2000, Safety-Kleen Corp. (NYSE:SK) announced that its Board of Directors had appointed Mr. Peter N.T. Widdrington to the Board to fill the unexpired term created by a recent resignation. Concurrently, Mr. Widdrington was appointed Chairman of the Company. The full text of the announcement is reproduced below.


                              For Immediate Release

                SAFETY-KLEEN ANNOUNCES BOARD OF DIRECTORS CHANGES


Columbia,S.C.--February 9, 2000--Safety-Kleen Corp. (NYSE: SK) announced today that its Board of Directors had appointed Mr. Peter N.T. Widdrington to the Board to fill the unexpired term created by a recent resignation. Concurrently, Mr. Widdrington was appointed Chairman of the Company. Mr. Widdrington is the Chairman and a member of the Board of Directors of Laidlaw Inc., Safety-Kleen's 44% shareholder.

In addition, the Safety-Kleen Board formed a three member Executive Committee of the Board. Mr. David E. Thomas, Jr. was appointed as Chairman of the Executive Committee with Mr. Widdrington and Mr. Kenneth W. Winger, President and Chief Executive Officer of the Company, as members. Mr. Thomas is Senior Managing Director, Raymond James & Associates, Inc.

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.



For further information contact:
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

                                     - END-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SAFETY-KLEEN CORP.


                               By:      /s/ Kenneth W. Winger
                                      -------------------------
                               Name:  Kenneth W. Winger
                               Title: President and Chief Executive Officer



Date: February 9, 2000